UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 9, 2008 (May 9, 2008)
FREMONT GENERAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	001-08007	95-2815260

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 East Imperial Highway
Brea, California		92821

(Address of Principal Executive Offices)		(Zip Code)
(Registrant’s Telephone Number, Including Area Code) (714) 961-5000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     Fremont General Corporation (“FGC” or the “Company”), doing business primarily through its wholly-owned bank subsidiary, Fremont Investment & Loan (“FIL” or the “Bank”), is providing updated information on matters that pertain to its previously announced transactions with CapitalSource Inc. and Litton Loan Servicing LP, as well as information with respect to its future plans.
     On April 13, 2008, the Company, Fremont General Credit Corporation, a California corporation and the Company’s wholly-owned subsidiary (“FGCC”) and FIL entered into a Purchase and Assumption Agreement (the “P&A Agreement”) with CapitalSource TRS Inc. (the “Purchaser”), a wholly-owned subsidiary of CapitalSource, Inc. (“CapitalSource”) and, for limited reasons described in the P&A Agreement, CapitalSource. The P&A Agreement provides for the purchase of a substantial portion of FIL’s assets, including all of FIL’s branches, and the assumption of all of FIL’s deposits, by a California industrial bank to-be-organized and wholly-owned by the Purchaser. All regulatory applications for approval of the CapitalSource transaction have since been filed by the Purchaser. Upon approval of the requisite regulatory applications, the CapitalSource industrial bank so formed would be a Federal Deposit Insurance Corporation (“FDIC”) insured depository institution with deposits insured to the fullest extent provided by law.
     On May 8, 2008, FGC announced that FIL had entered into an Asset Purchase Agreement with Litton Loan Servicing LP, an affiliate of Goldman Sachs & Co., that provides for the sale of FIL’s remaining mortgage servicing rights on its $12.2 billion serviced loan portfolio (as of March 31, 2008) (the “Servicing Asset Sale”). With the execution yesterday of this agreement, FIL has now contracted to sell substantially all of FIL’s remaining assets. Subject to receipt of non-objection from the Regulatory Authorities (defined below), FIL expects that it should be in a position to close the Servicing Asset Sale prior to the receipt of all requisite regulatory approvals for the CapitalSource transaction.
     Because of the regulatory prohibitions that the Company and FIL are operating under and due to the lack of other viable alternatives available to FGC, as described below, the Board of Directors of FGC believes that it should take all actions necessary and appropriate to consummate the transactions contemplated by the P&A Agreement in order to (1) comply with the terms of the Supervisory Prompt Corrective Action Directive (the “Directive”) issued on March 26, 2008 by the FDIC with the concurrence of the California Department of Financial Institutions (“DFI” and, collectively with the FDIC, the “Regulatory Authorities”), which is described below, (2) enhance the capital of FIL, and (3) avoid further action by the Regulatory Authorities which could be detrimental to FGC’s constituencies. For this reason, FGC publicly disclosed in announcing the CapitalSource transaction that in the event that FGC was not in a position to produce required consolidated financial information in a timely manner to conduct a proxy solicitation, FGC would likely determine to file a voluntary petition for bankruptcy following receipt of the requisite approvals for the CapitalSource transaction from the Regulatory Authorities.
     The Company has determined that it is not in a position to provide in any type of realistic time frame current and complete consolidated financial information of FGC that would be required by the U.S. Securities and Exchange Commission (“SEC”) proxy rules to solicit shareholders for approval of the transaction with CapitalSource. Accordingly, absent the occurrence of another viable transaction for the remaining assets and liabilities of the Company and FIL, or of a transaction for the entire consolidated company or an alternative transaction with respect to FIL, which in the case of a transaction for the entire consolidated Company or for FIL would require the board of directors of the Company or FIL to determine that the failure to pursue such alternative transaction would be a breach of the respective boards’ fiduciary duties under applicable laws, it is the expectation of the board of directors of FGC that it will cause FGC to file a petition for a voluntary bankruptcy proceeding solely with respect to FGC under Chapter 11 of the U.S. Bankruptcy Code following the receipt of all requisite approvals of the Regulatory Authorities of the CapitalSource transaction. Under such circumstances, the Company would request approval of the CapitalSource transaction in accordance with federal bankruptcy laws. The bankruptcy filing will not impact the operation of FIL or affect the FDIC insurance of its deposits. Information related to the various efforts of the Company’s new management to resolve the various legacy issues confronting the Company and FIL which leads to the decision to file for bankruptcy is described herein in further detail.
     If the Company is able to close on the CapitalSource transaction and the Servicing Asset Sale as contemplated, the FIL board of directors would provide certification to the FDIC that all deposit liabilities were assumed by the newly formed, FDIC insured CapitalSource industrial bank, resulting in termination of its FDIC insured status, and then file application with the DFI to surrender its banking charter. Completion of the CapitalSource transaction and of the Servicing Asset Sale, and termination of the Bank’s insurance of accounts and surrender of the Bank’s charter would effectively end the Bank’s supervision by the Regulatory Authorities. At that time, the FIL’s board of directors expects to begin the process of an orderly liquidation of FIL. Notwithstanding a bankruptcy filing by FGC, FIL’s objective during such a liquidation process will be to continue to work to resolve FIL’s liabilities as new management has been doing, with the goal of providing as much liquidity as possible to be available to satisfy, in whole or in part, the claims of FGC’s creditors and, to the extent any liquidity remains, FGC’s shareholders. FGC can give no assurance that it will be successful in such efforts. FGC management expects to continue to publicly report on its continuing efforts to resolve legacy claims at FGC and FIL.
Background of Events Leading to CapitalSource Transaction
     On February 27, 2007, FGC and the Bank received a proposed Cease and Desist Order (the “Order”) from the FDIC, which ordered the Company and FIL to cease and desist from unsafe and unsound banking practices and violations of law and regulations and required FIL to make a variety of changes designed to correct lending deficiencies in FIL’s subprime residential mortgage and commercial real estate business, to adopt a Capital Adequacy Plan to maintain adequate Tier 1 leverage capital in relation to FIL’s risk profile, to provide for enhanced regulatory oversight, and for FIL to have and retain qualified management acceptable to the Regulatory Authorities. On March 7, 2007, FGC and FIL formally consented to the proposed Order issued by the FDIC, without admitting to any of the allegations contained in the Order. FGC and FIL entered into a Final Order with the DFI on April 13, 2007, which is substantially similar in content to the Order (the “DFI Order” and, along with the Order, the “Orders.”)
     FGC retained a new management team in November 2007, which management team was also authorized by the Regulatory Authorities to serve at FIL in the same capacities in December 2007. In January 2008, a new board of directors for FGC was also appointed. At the direction of the new management team, FGC has since embarked on a series of initiatives to resolve many of the legacy issues confronting both FGC and FIL. Among new management’s accomplishments are: reducing operating expenses through a reduction in staff as well as overhead, closure of FIL’s Irving, Texas loan servicing center and FGC’s Santa Monica headquarters, selling a portion of FIL’s performing and non-performing loans, negotiating resolution of several of FIL’s outstanding litigation matters, resolving net worth covenant breaches by FGC, and negotiating potential resolutions of a portion of FIL’s residential mortgage loan repurchase demands. In addition, with the assistance of FGC’s investment banking firms, FGC began marketing FGC for sale, as well as FIL’s deposits, branches and assets.
     Shortly after FGC’s new management team was retained, a joint examination by the Regulatory Authorities was commenced. During the course of the joint regulatory examination and following discussions with Regulatory Authorities, FGC commenced a re-evaluation of the carrying value and related reserves for various assets and liabilities, including the repurchase reserve on previously sold or securitized residential mortgage loans completed between 2004 and 2007 in connection with the preparation of its 2007 year end consolidated financial statements. FGC publicly announced on February 28, 2008 that, in connection with ongoing reviews and the Company’s preparation of its 2007 consolidated financial statements, it was possible that it could record asset write-downs and provisions in a significantly greater amount than what was reflected on FGC’s books and records and reflected in regulatory call reports filed by FIL. FGC further publicly announced that its independent auditors were going to be delayed in completing their audit of FGC’s consolidated financial statements for the year ended December 31, 2007, causing FGC to file a Form 12b-25 with the SEC announcing the delay in filing the 2007 Annual Report on Form 10-K. On March 12, 2008, FGC announced that it would not be filing its 2007 Annual Report on Form 10-K with the SEC by the end of the 15 day extension period.
     On March 26, 2008, the FDIC, with the concurrence of the DFI, issued a Supervisory Prompt Corrective Action Directive (“Directive”) to the Bank, FGC and FGCC. The Directive requires the Bank, FGC and FGCC to take one or more of the following actions to recapitalize the Bank within 60 days of the Directive (i.e., by May 26, 2008):
•	The Bank shall sell enough voting shares or obligations of the Bank so that the Bank will be “adequately capitalized,” as defined under the Federal Deposit Insurance Act and the related FDIC regulations, after the sale; and/or

•	The Bank shall accept an offer to be acquired by a depository institution holding company or combine with another insured depository institution; and

•	In connection with any such acquisition transaction, FGC and FGCC shall divest themselves of the Bank.
     Following receipt of the Directive, FGC and FIL, with the assistance of the Company’s investment banking firms, devoted substantially all of their attention towards exploring the possible sale, recapitalization or merger of FGC and/or FIL or the sale of FIL’s assets. FGC’s investment bankers approached approximately seventy (70) parties since November 2007, and thirty-five (35) of those parties showed interest and requested confidentiality agreements. As a result and after a number of those parties under confidentiality agreements conducted due diligence, the solicitation and marketing process resulted in only two written bids, each for individual branch locations at significant discounts.
     On March 8, 2008, and in follow up to an earlier indication of interest expressed during 2007 to acquire certain Bank assets, CapitalSource submitted an offer. The CapitalSource offer was the only serious offer received by FGC since new management arrived at FGC in November 2007. FGC and the Purchaser negotiated the P&A Agreement with the encouragement of the Regulatory Authorities.
     While FGC believes that the Regulatory Authorities will continue to support the CapitalSource transaction and, in doing so, expedite their review and approval of the required applications associated with the CapitalSource transaction beyond the May 26, 2008 deadline set forth in the Directive because the P&A Agreement was executed well before such date, if for some reason the requisite regulatory approvals are not received, or if FGC were for some other reason unable to complete the CapitalSource transaction, the Regulatory Authorities would, in all likelihood, place FIL into receivership and FGC would lose all control over FIL. Under such circumstances, deposits at FIL would continue to be insured to the fullest extent permitted by law.
     In large part due to the restrictions placed on FIL by the Orders and the Directive, which prohibit any dividends being made by FIL to FGC, FGC has limited liquidity remaining. For the reasons referenced above concerning the Company’s prior efforts to raise capital and to market FGC and/or FIL, FGC’s board of directors and new management do not believe that there exists any meaningful opportunity for FGC to obtain capital through some form of equity or debt offering. FGC’s liquidity concern discussed herein does not take into consideration FGC’s obligations under the 2009 Series B Senior Notes (the “Senior Notes”) as to which an aggregate of $165.8 million was outstanding at March 31, 2008, and the semi-annual interest payment which was not paid as required by its terms on March 17, 2008. The majority holder of such Senior Notes has currently agreed to forbear from acceleration of the obligations owed under such Senior Notes while FGC seeks to negotiate a restructuring of the Senior Notes obligations, which mature in March 2009. No assurance can be made that such Senior Note holder will continue to forbear from pursuing its rights under the Senior Notes and the related indenture, or that FGC will enter into such an agreement with the majority holder of the Senior Notes or that, even if FGC does, such an agreement will provide any meaningful benefits to the FGC’s shareholders. FGC has also exercised its right to defer interest payments due on its Junior Subordinated Debentures, as to which an aggregate $103.1 million was outstanding at March 31, 2008.
     FGC and FIL have individually and, in certain instances, jointly, been named as defendants in a number of lawsuits which seek significant monetary damages, penalties and other injunctive relief. While management believes that the more significant lawsuits are without merit and intends to vigorously defend them, the outcome of litigation is always uncertain. In addition, as described below, FIL is subject to potential obligations to repurchase a significant amount of residential mortgage loans previously sold for alleged violations of representations and warranties made in connection with such loan sales and securitizations. While based on our internal investigations, management does not agree with the underlying basis for a substantial number of such repurchase claim requests, no assurance can be given as to the ultimate outcome of these contingent claims or whether amounts that FIL has previously reserved are sufficient to satisfy all existing and potential future claims. For these reasons, FGC can give no assurance that the amount of cash that will be available following the Servicing Asset Sale and the CapitalSource transaction will be sufficient to satisfy all of the claims and contingent obligations which FIL has outstanding. Further, even assuming that all of the claims and obligations of FIL can be settled, there can be no assurance that there will be any monies available to FGC’s shareholders, given that the claims of the holders of the Senior Notes and of the Junior Subordinated Debentures, as well as any other creditors of FGC, must be satisfied in full before FGC’s shareholders are entitled to receive anything.
     Because of the Directive issued by the Regulatory Authorities and the lack of other viable alternatives available to FGC as described above, the Board of Directors of FGC concluded that it should take all action necessary in order to consummate the CapitalSource transaction. For this reason, given that FGC is not able to conduct a proxy solicitation, FGC expects to file for a voluntary bankruptcy proceeding following receipt of the requisite approvals from the Regulatory Authorities. As discussed above, FGC can give no assurance to its shareholders as to whether FGC’s shareholders will receive any value for their investment in FGC in such a proceeding.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits.

Exhibit
Number	Description
Exhibit 99.1	Press Release Issued by the Company dated May 9, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREMONT GENERAL CORPORATION
Date: May 9, 2008	By:	/s/ Richard A. Sanchez
		Name:	Richard A. Sanchez
		Title:	Executive Vice President and Chief Administrative Officer

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